                                                                    EXHIBIT 4.01


                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                       REGISTERED

NO.                                                        PRINCIPAL AMOUNT

CUSIP NO.                                                  $_______________

                            EXCEL REALTY TRUST, INC.

                         _____% ________ Note due ____

        Excel Realty Trust, Inc., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $__________ on __________, ____ (the "Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon from and including __________, ____ or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears on ________ and __________ of each year (each, an "Interest Payment Date"), commencing on ________, ____, at the rate of _____% per annum, until payment of said principal sum has been made or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        Interest on this Note on any Interest Payment Date will include the amount of interest accrued from and including __________, ____ or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date or the Redemption Date (as defined on the reverse hereof), as the case may be.

        The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be 15 days (regardless of whether such day is a Business Day (as defined below)) prior to such Interest Payment Date. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days prior to such Special Record Date.

        The principal of and premium, if any, on this Note payable on the Maturity Date or the Redemption Date will be paid by the Issuer against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The City of New York. The Issuer hereby initially designates the corporate trust office of the Trustee, located at 61 Broadway, 15th Floor, New York, New York 10006, as the office to be maintained by it where Notes may be presented for payment or for registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

        If any Interest Payment Date or the Maturity Date or the Redemption Date falls on a day that is not a Business Day, the required payment of interest or principal will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date, or Redemption Date, as the case may be, to the date of such payment on such next Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

        All payments of principal, premium, if any, and interest in respect of this Note will be made by the Issuer in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee referred to on the reverse hereof.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or by facsimile, by its duly authorized officer.


Dated:  __________, 19___



Attest:                                EXCEL REALTY TRUST, INC.,
                                         as Issuer



________________________________       By: ___________________________
Name:                                       Name:
Title                                      Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       STATE STREET BANK AND TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                         as Trustee




                                       By: ___________________________
                                           Authorized Officer

                                [REVERSE OF NOTE]

                            EXCEL REALTY TRUST, INC.

                       _____% ____________ Note due ____


        This Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of May 8, 1995, as amended, modified and supplemented from time to time (herein called the "Indenture"), duly executed and delivered by the Issuer to State Street Bank and Trust Company of California, N.A. (as successor to The First National Bank of Boston), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto, including the First Supplemental Indenture, dated as of April 4, 1997 and the Second Supplemental Indenture dated as of July 3, 1997, reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series of Securities of the Issuer designated as the "_____% _________ Notes due ____".

        This Note is subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days prior written notice, at any time on or after __________, ____, at a redemption price equal to the sum of
(i) the principal amount being redeemed, plus accrued and unpaid interest thereon to the redemption date (the "Redemption Date"), and (ii) the Make-Whole Amount (as defined below), if any, with respect to principal amount being redeemed (the "Redemption Price"); provided, however, that interest payable on an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the person in whose name this Note is registered in the security register of the Issuer as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

        As used herein:

                "Make-Whole Amount" means, in connection with any optional redemption of this Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of this Note being redeemed.

                "Reinvestment Rate" means 0.25% plus the yield on treasury securities at a constant maturity under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal amount of this Note being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which established yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Issuer.

        This Note is not subject to repayment at the option of the Holder thereof. In addition, this Note is not entitled to the benefit of any sinking fund.

        In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be accelerated, and upon such acceleration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

        The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which apply to the Notes.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

        This Note is issuable only in registered book-entry form without coupons, in denominations of $1,000 and integral multiples thereof.

        The Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of the Notes at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Issuer and the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner and Holder hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

        The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

        Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


        The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties                    (Cust)         (Minor)
JT TEN - as joint tenants with right of           under Uniform Gifts to Minors
          survivorship and not as tenants           Act_____________________
          in common                                                  (State)

        Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_____________________________________________
_____________________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


_____________________________________________________________
_____________________________________________________________
                   (Please print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)


_____________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints___________________________________________
_____________________________________________________________
to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:__________________________

Signature Guaranteed





----------------------------                -----------------------------
NOTICE: Signature must be                   NOTICE: The signature to this
guaranteed by a member                      assignment must correspond
firm of the New York Stock                  with the name as written upon
Exchange or a commercial                    the face of the within Note
bank or trust company.                      in every particular, without
                                            alteration or enlargement or
                                            any change whatever.